                                                                  EXHIBIT 10.110




                                                                    Schedule 2.4


                               SUBORDINATED NOTE


                 Buyer has the option to pay a portion of the Purchase Price by assigning all or a portion of Buyer's right, title and interest in and to the Subordinated Note (attached) and any equity securities (or right to receive the same) of the issuer of the Subordinated Note issued to the holder thereof upon the exercise of the conversion right with respect to all or part of the principal amount of the Subordinated Note contained in the Subordinated Note, as adjusted under the terms of the Security Holders Agreement, together with a ratable interest in any other claims or other amounts payable to the hold er of the Subordinated Note under the terms thereof (collectively, the "Assigned Rights"). In that event, the Purchase Price shall be credited to the extent of the unpaid face amount of the Subordinated Note or portion thereof assigned, plus accrued and unpaid interest thereon. In the event of any such assignment to Seller of the Subordinated Note or any securities issued upon the conversion thereof or both, Seller agrees to accept the Assigned Rights subject to all of the terms and conditions contained in the Subordinated Note, the Security Holders Agreement and any other documents and agreements governing the rights and liabilities of the holder of the Assigned Rights. Without limiting any of the foregoing, the assignment shall be made, accepted and effective for the foregoing purposes without representations or warranties of any kind and without regard to:

            (a) the validity, enforceability or collectibility of the Subordinated Note or any of the other Assigned Rights. or the financial condition, prospects, assets or liabilities of the issuer thereof;

            (b) the validity or enforceability of any purported sale, assignment or transfer of any assets or property to such issuer, or of any agreement or instrument relating to such transfer;

            (c) any default under or acceleration of any obligation of such issuer of the Subordinated Note (including any such obligation that may be subject to a guarantee issued by Seller or its affiliate) arising as a result of such assignment of the Assigned Rights.

                        CONVERTIBLE SUBORDINATED NOTE


THE INDEBTEDNESS EVIDENCED BY THIS NOTE IS SUBORDINATE TO THE BORROWER'S SENIOR SECURED NOTES AS MORE FULLY SET FORTH IN ANNEX A HERETO. COPIES OF THE SENIOR SECURED NOTES AND THE DOCUMENTS PURSUANT TO WHICH THEY WERE ISSUED ARE AVAILABLE FROM THE BORROWER (AS DEFINED BELOW).

NEITHER THIS NOTE NOR THE SECURITIES IT IS CONVERTIBLE INTO HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED OR SOLD UNLESS SO REGISTERED OR UNLESS AN EXEMPTION IS AVAILABLE.

THIS NOTE AND THE SECURITIES IT IS CONVERTIBLE INTO ARE SUBJECT TO AN AGREEMENT DATED JUNE 7, 1996, ENTERED INTO IN ORDER, INTER ALIA, TO RESTRICT THE TRANSFERABILITY OF THIS NOTE AND SUCH SECURITIES. SAID AGREEMENT IS AUTOMATICALLY BINDING UPON ANY PERSON WHO ACQUIRES THIS NOTE AND/OR THE SECURITIES. ANY TRANSFER OR ACQUISITION IN VIOLATION OF SUCH AGREEMENT IS NULL AND VOID. A COPY OF THE AGREEMENT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE BORROWER.

THIS NOTE IS CONVERTIBLE INTO SHARES OF BORROWER'S COMMON STOCK IN SUCH AMOUNT AND ON TERMS AND CONDITIONS SET FORTH HEREIN AND IN THE SECURITYHOLDERS AGREEMENT (AS DEFINED BELOW).


$3,000,000.00                                                   June 7, 1996


         FOR VALUE RECEIVED, the undersigned, MACDONALD COMMUNICATIONS CORPORATION, a New York corporation ("BORROWER"), hereby promises to pay to PAXSON COMMUNICATIONS CORPORATION or registered assigns ("LENDER") on June 30, 2002 ("MATURITY DATE"), in lawful money of the United States, the principal sum of THREE MILLION AND NO/100 DOLLARS ($3,000,000.00).

         Borrower also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at a rate per annum equal to the Prime Rate (as defined below). Interest on this Convertible Subordinated Note ("NOTE") shall be payable in arrears commencing on December 31, 1996 and continuing on the last day of each March, June, September and December in each calendar year thereafter, on the Maturity Date, upon any payment or conversion of this Note (to the extent accrued on the amount being paid or converted) and at maturity (including final maturity) of this Note. Interest shall be computed on the basis of a 365-day year.

         This Note shall mature on June 30, 2002, and on such date, the entire unpaid principal balance of this Note, together with all accrued and unpaid interest thereon, shall be due and payable in cash. If any payment is due on a day that is not a business day, such payment shall be due on the next succeeding business day.

         Payments on this Note shall be made to Lender by crediting, before 1:00 p.m., New York time, by federal funds bank wire transfer, the account designated in writing from time to time by Lender, in accordance with the instructions set forth in such writing.

         This Note is not prepayable. Borrower shall, upon written request, provide any holder or prospective transferee of this Note with a written statement setting forth a statement of the amount which will be due and payable on this Note at maturity.

         Subject to the restrictions on transfer set forth herein and in the Securityholders Agreement: (i) each Convertible Note shall be issued in registered form, and Borrower shall maintain a register for the Convertible Notes in which it shall provide for the registration and transfer of the Convertible Notes; (ii) upon surrender for registration or transfer of any Convertible Note, Borrower, at its expense, shall execute and deliver, in the name of the designated transferee or transferees, one or more new Convertible Notes; (iii) Convertible Notes may be exchanged at the option of any holder thereof for Convertible Notes of a like aggregate principal amount in the same name but in different denominations; whenever any Convertible Notes are so surrendered for exchange, Borrower, at its expense, shall execute and deliver the Convertible Notes which the holder making the exchange is entitled to receive; (iv) all Convertible Notes issued upon any registration of transfer or exchange thereof shall be the valid obligations of Borrower evidencing the same debt, and entitled to the same benefits, as Convertible Notes surrendered upon such registration of transfer or exchange; and (v) every Convertible Note presented or surrendered for registration of transfer or exchange shall (if so required by Borrower) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to Borrower duly executed by the holder thereof or its attorney duly authorized in writing.

         Upon receipt of evidence reasonably satisfactory to Borrower of the loss, theft, destruction or mutilation of a Convertible Note and upon delivery of an indemnity agreement reasonably satisfactory to Borrower from any holder of such Convertible Note or, in the case of any such mutilation, upon the surrender of such Convertible Note for cancellation to Borrower, at its principal office, Borrower at its expense will execute and deliver, in lieu thereof, a new Convertible Note of like tenor, dated so that there will be no loss of interest. Any Convertible Note in lieu of which any such new Convertible Note has been so executed and delivered by Borrower shall not thereupon be deemed an outstanding Convertible Note for any purpose.

         Upon the occurrence of any Event of Default (as defined below) described in clause (ii), clause (iii) or clause (iv) of the definition of "Event of Default," each of (a) the unpaid principal amount of and accrued interest on this Note and (b) all other obligations and amounts due under or in connection with this Note as set forth herein shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Borrower, and (ii) upon the occurrence and during the continuation of any other Event of Default, the holder hereof may, by written notice to Borrower, declare all or any portion of the amounts described in clauses (a) and (b) above to be, and the same shall forthwith become, immediately due and payable.

         All overdue payments on this Note (including, to the extent permitted by law, overdue interest) shall bear interest from the due date of such payments at a rate per annum equal to the Prime Rate plus 2%.

         No amendment, modification or waiver of any provision of this Note, or consent to any departure by Borrower herefrom, shall in any event be effective without the written concurrence of the holder hereof.

         No provision of this Note shall alter or impair the obligation of Borrower, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times and in the currency herein prescribed.

         Borrower promises to pay all costs and expenses, including reasonable attorneys' fees, incurred in the preparation, execution, delivery, transfer, collection and enforcement of this Note. Borrower and endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

         Any notice hereunder shall be in writing and shall be delivered by recognized courier, telecopy or certified mail, return receipt requested, and shall be conclusively deemed to have been received by a party hereto and to be effective on the day on which delivered or telecopied to such party at its address set forth below (or at such other address as such party shall specify to the other parties hereto in writing), or, if sent by certified mail, on the third business day after the day on which mailed, addressed to such party at such address:

                                  If to Borrower:

                                  MacDonald Communications Corporation
                                  230 Park Avenue
                                  New York, NY 10010
                                  Fax: (212) 697-1971
                                  Attention:  Jay MacDonald


                                  If to Lender:

                                  Paxson Communications Corporation

                           601 Clearwater Park Road
                        West Palm Beach, Florida 33401
                             Fax:  (561) 655-7395
                         Attention:  Lowell W. Paxson
                             Anthony L. Morrison

         THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

         No failure or delay on the part of the holder hereof in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Note are cumulative to, and not exclusive of, any rights or remedies otherwise available.

         The holder hereof shall not be under any obligation to marshal any assets in favor of Borrower or any other party or against or in payment of any or all of the obligations hereunder. To the extent that Borrower makes a payment or payments to the holder hereof, or the holder hereof exercises its rights of setoff, and such payment or payments or the proceeds of such setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

         In case any provision in or obligation under this Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

         This Note shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of the holder hereof. Neither Borrower's rights or obligations hereunder nor any interest therein may be assigned or delegated by Borrower without the prior written consent of the holder hereof.

         ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST BORROWER ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OBLIGATION HEREUNDER MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE COUNTY OF NEW YORK, STATE OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS NOTE BORROWER ACCEPTS FOR ITSELF

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

AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY,
THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS NOTE OR SUCH OBLIGATION. Borrower hereby agrees that service of all process in any such court may be made by registered or certified mail, return receipt requested, to Borrower at its address provided above, such service being hereby acknowledged by Borrower to be sufficient for personal jurisdiction in any action against Borrower in any such court and to be otherwise effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of the holder hereof to bring proceedings against Borrower in the courts of any other jurisdiction.

         EACH OF THE BORROWER AND, BY ITS ACCEPTANCE HEREOF, THE HOLDER HEREOF HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each such party acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Note, and that each will continue to rely on this waiver in their related future dealings. Each such party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS NOTE OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOAN MADE HEREUNDER. In the event of litigation, this Note may be filed as a written consent to a trial by the court.

         THE INDEBTEDNESS EVIDENCED BY THIS NOTE IS SUBORDINATE AND JUNIOR IN RIGHT OF PAYMENT TO ALL SENIOR INDEBTEDNESS (AS DEFINED IN ANNEX A HERETO) TO THE EXTENT PROVIDED IN SAID ANNEX A.

                                 DEFINED TERMS


         The following terms shall have the following meanings:

         "BANKRUPTCY CODE" means Title 11 of the United States Code entitled "Bankruptcy," as now and hereafter in effect, or any successor statute.

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

         "COMMON SHARE" means one share of Common Stock of Borrower, par value $0.01 per share.

         "CONVERTIBLE NOTES" means this Note and each other of Borrower's Convertible Subordinated Notes substantially in the form hereof, in an aggregate principal amount not to exceed $6,000,000.00.

         "EVENT OF DEFAULT" means any of the following:

         (i) failure to pay any installment of principal of this Note when due, whether at stated maturity, by acceleration or otherwise; or failure to pay any interest on this Note or any fee or any other amount due under this Note within five days after the date due; or

         (ii) The Borrower shall make an assignment for the benefit of creditors, file a petition in bankruptcy, be adjudicated insolvent, petition or apply to any tribunal for the appointment of a receiver, custodian, or any trustee for it or a substantial part of its assets, or shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, or the Borrower shall take any corporate action to authorize any of the foregoing actions; or there shall have been filed any such petition or application, or any such proceeding shall have been commenced against it, that remains undismissed for a period of 60 days or more; or any order for relief shall be entered in any such proceeding; or the Borrower by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application or proceeding or the appointment of a custodian, receiver or any trustee for it or any substantial part of any of its properties, or shall suffer any custodianship, receivership or trusteeship to continue undischarged for a period of 60 days or more; or

         (iii) The Borrower shall generally not pay its debts as such debts become due;

         (iv) The Borrower shall have concealed, removed, or permitted to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them or made or suffered a transfer of any of its property that may be fraudulent under any bankruptcy, fraudulent conveyance or similar law (it being understood that the foregoing does not include any obligation incurred by the Borrower with respect to its acquisition of the Lang Assets (as defined in the Loan Agreement)); or shall have suffered or permitted, while insolvent, any creditor to obtain a lien upon any of its property through legal proceedings or distraint that is not vacated within 60 days from the date thereof; or

         (v) a Loan Agreement Event of Default shall occur and be continuing or the Loans (as defined in the Loan Agreement) thereunder shall have become due and payable prior to their stated maturity date; or

         (vi) a Securityholders Agreement Event of Default shall occur and be continuing.

         "LOAN AGREEMENT" means that certain Loan Agreement dated as of the date hereof by and between Borrower and Fleet Bank, N.A., as such Agreement may be amended, restated, supplemented or otherwise modified from time to time.

         "LOAN AGREEMENT EVENT OF DEFAULT" means an Event of Default as defined in the Loan Agreement.

         "PRIME RATE" means the rate that The Bank of New York publicly announces from time to time as its prime lending rate, as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer.

         "SECURITYHOLDERS AGREEMENT EVENT OF DEFAULT" means a breach of a representation, warranty, covenant or any other agreement of Borrower contained in the Securityholders Agreement.

         "SECURITYHOLDERS AGREEMENT" means that certain Securityholders' Agreement dated as of the date hereof by and among Borrower, each holder of Common Shares and each holder of a Convertible Note, as such Agreement may be amended, restated, supplemented or otherwise modified from time to time.

         "STATED AMOUNT" means, as of the date of conversion of this Note, the unpaid principal amount of this Note.


                             CONVERSION PROVISIONS

         1. At any time and from time to time, including, without limitation, before, upon or after the maturity hereof, the holder hereof shall be entitled to convert this Note in whole, but not in part, into fully paid and nonassessable shares of Common Stock of Borrower, par value $0.01 per share ("CONVERSION COMMON SHARES") at the rate of one Common Share per $375 of Stated Amount, subject to adjustment as set forth herein and in the Securityholders Agreement, on the terms and conditions hereinafter set forth.

         2. To exercise such conversion option, the holder hereof shall give written notice, (the "CONVERSION NOTICE") postage prepaid, by certified or registered mail, return receipt requested, or by hand delivery, to Borrower at its principal executive office, of the election of such holder to convert all of this Note into Common Shares, which notice shall set forth the name or names in which the certificate or certificates representing the Common Shares to be issued upon conversion are to be issued. Conversion shall be deemed to have been effected on the date (the "CONVERSION DATE") of receipt by Borrower of the Conversion Notice. As promptly as practicable thereafter, Borrower shall issue to the holder, or the holder's designee as specified in the Conversion Notice, a certificate or certificates for the number of full Common Shares to which such holder is entitled and, upon such holder's receipt thereof, the principal amount of the Note converted shall be deemed repaid and the


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
outstanding principal amount hereunder reduced by the amount of such repayment. The holder, or the person or persons designated by the holder, shall be deemed to have become a holder of record of the Conversion Common Shares at the beginning of business on the applicable Conversion Date unless the transfer books of Borrower are closed on such date, in which event the holder, or the holder's designee, shall be deemed to have become a holder of record of the Conversion Common Shares on the next succeeding date on which the transfer books of Borrower are open.

         3. No fractional Common Shares shall be issued upon conversion of this Note. In lieu of issuing fractional Common Shares upon conversion of this Note, Borrower shall pay a cash adjustment in respect of such fractional Common Shares equal to the fair market value thereof, as determined in good faith by the Board of Directors of Borrower.

         4. The number of Common Shares into which this Note shall be convertible shall be subject to adjustment from time to time as follows:

         (a)     In case Borrower shall at any time after the date hereof:

                 (i) declare a dividend or make a distribution on Common Shares, or on any warrant or other security convertible into or exercisable or exchangeable for Common Shares, of Common Shares or any warrant or other security convertible into or exercisable or exchangeable for Common Shares;

                 (ii) subdivide the outstanding Common Shares, or any warrant or other security convertible into or exercisable or exchangeable for Common Shares, into a greater number of Common Shares or any warrant or other security convertible into or exercisable or exchangeable for Common Shares; or

                 (iii) combine the outstanding Common Shares, or any warrant or other security convertible into or exercisable or exchangeable for Common Shares, into a smaller number of Common Shares or any warrant or other security convertible into or exercisable or exchangeable for Common Shares, then, in each case, the number of Conversion Common Shares to be received upon conversion of this Note shall be adjusted so that conversion of this Note after such time shall entitle the holder hereof to receive the aggregate number of Common Shares such holder would have received had such holder converted this Note under paragraph 1 of this Section immediately prior to such dividend, distribution, subdivision or combination.

         (b) In case Borrower shall at any time recapitalize or reclassify its capital stock, or in case of any consolidation or merger of Borrower with or into any other person (other than a consolidation or merger in which the Borrower is the continuing entity and which does not result in any change in the capital stock of Borrower) or in case of the sale or other disposition of all or substantially all the assets of Borrower as an entirety to any other person, then in each such case this Note shall, after such recapitalization, reclassification, consolidation, merger, sale or other disposition, be convertible into the kind and number of shares of capital stock or other securities or assets of the corporation or of the entity resulting from such consolidation or surviving such merger or to which such assets shall have been sold or otherwise disposed of, to which the holder thereof would have been entitled if such holder had converted this Note immediately prior to such recapitalization, reclassification, consolidation, merger, sale or other disposition.


(c) (i) In case Borrower shall authorize the distribution to holders of Common Shares of evidences of its indebtedness, assets or other property (other than (a) cash dividends or cash distributions payable out of consolidated earnings or earned surplus or (b) dividends payable in Common Shares, warrants, or other securities convertible into or exercisable or exchangeable for Common Shares), the number of Common Shares issuable per $375 of Stated Amount shall be adjusted as of the record date of such distribution to an amount determined by multiplying such number of Common Shares by a fraction the numerator of which is the Current Market Price Per Common Share (determined as set forth in Section 4(c)(ii) below by the Board of Directors of Borrower) and the denominator of which is the Current Market Price Per Common Share less the fair market value (determined, subject to Section 4(c)(ii) below, by the Board of Directors of Borrower) of the portion of the assets, other property or evidences of indebtedness so distributed which is allocable to one Common Share; provided that, in lieu of making such adjustment, Borrower may, at its option (x) in the case of a cash distribution, set aside in a segregated, interest-bearing account for distribution to the holder of this Note (together with all interest earned thereon) upon conversion of this Note, cash in the aggregate amount that would have been distributable to the holder of this Note if this Note had been converted immediately prior to such distribution or (y) in the case of any other distribution, make provisions, satisfactory to the holders of not less than 40% of the principal amount of Convertible Notes outstanding on the record date of the distribution, for the distribution to the holder hereof, upon conversion hereof, of the evidences of indebtedness, assets or other property that would have been distributed to the holder hereof if this Note had been converted immediately prior to the record date for such distribution, together with all interest that would have been paid or accrued thereon from the date of distribution to the date of conversion had such evidences of indebtedness, assets or other property been liquidated on the date of distribution.

         (ii) For the purpose of any computation under Section 4(c)(i) above:

                 (x) at any time prior to Borrower's initial public offering, the Current Market Price Per Common Share shall be the fair market value of such share determined by the Board of Directors of Borrower, subject to clause (z) of this paragraph, and at any time after Borrower's initial public offering, the Current Market Price Per Common Share on any date shall be deemed to be the average (weighted by daily trading volume) of the daily closing prices per Common Share (for each applicable class thereof) for the 30 consecutive trading days as reported on the Composite Transactions tape commencing 45 trading days before such date, or, if the Common Shares are not reported on the Composite Transactions tape, on the principal national securities exchange on which the Common Shares are listed for or admitted to trading, or if the Common Shares are not listed for or admitted to trading on any national securities exchange, the average of the highest furnished by the National Association of Securities Dealers, Inc. through NASDAQ or a similar organization if NASDAQ is no longer reporting such information. If on any such date the Common Shares are not quoted by any such organization, the Current Market Price Per Common Share shall be the fair market value of such shares on such date as determined by the Board of Directors of Borrower, subject to clause (z) of this paragraph;

                 (y) the number of Common Shares outstanding at any time shall not include shares owned or held by or for the account of Borrower; and

                 (z) if the holders of not less than 40 percent of the principal amount of Convertible Notes shall object to any determination by the Board of Directors of Borrower of fair market value or Current Market Price Per Common Share, the Board of Directors of Borrower shall retain an independent appraiser reasonably satisfactory to such holders to determine such fair market value or the Current Market Price Per Common Share, as applicable.

         5. In the event that Borrower prepares to take any action described in Section 4 hereof, Borrower shall cause to be given to the registered holder of this Note at his address appearing on the Note register, at least 30 days prior to the applicable record date (or effective date, if no record date is fixed), by certified mail, postage prepaid, a written notice stating the date as of which the holders of record of Common Shares affected by such actions are to be determined. Whenever the number of Common Shares issuable upon the conversion of this Note is adjusted as provided in Section 4 hereof, Borrower shall promptly furnish the holder hereof a certificate prepared by an officer of Borrower setting forth the number of Common Shares so issuable upon conversion of this Note, together with a brief statement of the facts accounting for such adjustment and a detailed explanation of the basis for the computation. Failure to give any notice or certification required by this Section 5 or any defect therein shall not affect the legality or validity of any action that results in an adjustment pursuant to Section 4, or the right of any holder to the benefits of such adjustment.

         6. This Note shall be registered in the name of the record holder hereof from time to time. Borrower may deem and treat the registered holder of this Note as the absolute owner hereof for the purpose of any conversion hereof, any distribution to the holder hereof, and for all other purposes, and Borrower shall not be affected by any notice to the contrary.

         7. Borrower shall pay any transfer taxes attributable to the initial issuance of this Note and of Common Shares issuable upon the conversion of this Note (but not any income taxes or other taxes measured by or assessed upon income of any holder thereof).

         8.      (a)      Borrower shall at all times reserve and keep
available out of its authorized and unissued Common Shares, free from preemptive rights, solely for the purpose of effecting the conversion of this Note, the full number of Common Shares deliverable from time to time upon the conversion of this Note.

                 (b) All Common Shares issued upon conversion of this Note shall, when issued, be validly issued, fully paid and nonassessable and free from preemptive rights.

         9. Except as set forth in the Securityholders Agreement, nothing contained in this Note shall be construed as conferring upon the holder hereof any rights as, or responsibilities of, a shareholder of Borrower, including without limitation the right to vote or receive dividends or to consent or to receive notice as shareholders in respect of any meeting of shareholders for the election of directors of Borrower or any other matter.

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

         IN WITNESS WHEREOF, the undersigned has caused this Note to be duly executed as of the date first above written.

                              MACDONALD COMMUNICATIONS CORPORATION


                              By:        J.C. MacDonald
                                       --------------------
                              Name:      Jay C. MacDonald
                                       --------------------
                              Title:         President
                                       --------------------

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